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                                                                     Exhibit 4.3

                                                  [YORK RECEIVABLES FUNDING LLC]

                AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT

         THIS AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT (this "Amendment") dated as of April 21, 2003, is entered into among YORK RECEIVABLES FUNDING LLC (the "Seller"), YORK INTERNATIONAL CORPORATION, as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), THE MEMBERS OF THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY THERETO (the "Purchaser Groups"), and PNC BANK, NATIONAL ASSOCIATION, as Administrator (the "Administrator").

                                    RECITALS

         The Seller, the Servicer, the Purchaser Groups and Administrator are parties to the Receivables Purchase Agreement dated as of December 21, 2001 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the "Agreement"); and

         The parties hereto desire to amend the Agreement as hereinafter set forth.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in Exhibit I to the Agreement shall have the same meanings herein as therein defined.

         2.       Amendments to Agreement.

                  2.1 The dollar amount specified as the "Commitment" set forth below Market Street Funding Corporation's signature page on page S-3 of the Agreement is hereby amended by deleting the amount "$87,500,000" and replacing such amount with the amount "$75,000,000" herewith.

                  2.2 The dollar amount specified as the "Commitment" set forth below Liberty Street Funding Corp.'s signature page on page S-4 of the Agreement is hereby amended by deleting the amount "$87,500,000" and replacing such amount with the amount "75,000,000" herewith

                  2.3 The following definition shall be added to Exhibit I to the Receivables Purchase Agreement in the appropriate alphabetical order:

                  "'Cancelled Obligor' means an Obligor with whom York or any other Originator has ceased transacting business."

                  2.4 The last sentence of the definition of "Defaulted Receivable" set forth in Exhibit I to the Receivables Purchase Agreement is hereby deleted and replaced with the following:

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                  "The 'Outstanding Balance' of any Defaulted Receivable the
                  Obligor of which is not a Cancelled Obligor shall be determined without regard to any credit memos or balances. The 'Outstanding Balance' of any Defaulted Receivable the Obligor of which is a Cancelled Obligor shall be determined with regard to any credit memos or balances applicable to such Cancelled Obligor, provided that such credit memos or balances are applied in chronological order beginning with the most current 'Outstanding Balances'; provided, however, that if such credit memos or balances exceed the 'Outstanding Balances' of such Cancelled Obligor then the excess of such credit memos or balances over such 'Outstanding Balances' shall be applied and reported to the 'current aging' category as set forth on the Information Package."

                  2.5 The last sentence of the definition of "Delinquent Receivable" is hereby deleted and replaced with the following:

                  "The 'Outstanding Balance' of any Delinquent Receivable the Obligor of which is not a Cancelled Obligor shall be determined without regard to any credit memos or balances. The 'Outstanding Balance' of any Delinquent Receivable the Obligor of which is a Cancelled Obligor shall be determined with regard to any credit memos or balances applicable to such Cancelled Obligor provided that such credit memos or balances are applied in chronological order beginning with the most current 'Outstanding Balances'; provided, however, that if such credit memos or balances exceed the 'Outstanding Balances' of such Cancelled Obligor then the excess of such credit memos or balances over such 'Outstanding Balances' shall be applied and reported to the 'current aging' category as set forth on the Information Package."

                  2.6      The definition of "Simple Majority" set forth in
         Exhibit I to the Agreement is hereby Amended in its entirety to read as follows:

                  "`Simple Majority' means, at any time, Purchasers whose Commitments aggregate 50% or more of the aggregate of the Commitments of all Purchasers; provided, however, that so long as any Purchaser's Commitment is greater than 50% but less than 100% of the aggregate Commitments, then `Simple Majority' shall mean a minimum of two Purchasers whose Commitments aggregate more than 50% of the aggregate Commitments."

         3. Representations and Warranties. The Seller and the Servicer hereby represents and warrants to the Administrator and each member of the various Purchaser Groups from time to time party thereto as follows:

                                       2

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                  (a)      Representations and Warranties. The representations
         and warranties contained in Exhibit III of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

                  (b) Enforceability. The execution and delivery by each of the Seller and the Servicer of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on each of its parts. This Amendment and the Agreement, as amended hereby, are each of the Seller's and the Servicer's valid and legally binding obligations, enforceable in accordance with its terms.

                  (c) No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

         4. Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to "this Agreement", "hereof", "herein" or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

         5. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrator of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the other parties hereto, in form and substance satisfactory to the Administrator in its sole discretion.

         6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to any otherwise applicable principles of conflicts of law).

         8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                  YORK RECEIVABLES FUNDING LLC

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  YORK INTERNATIONAL CORPORATION,
                                  as Servicer

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________


                                      S-1

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                                  PNC BANK, NATIONAL ASSOCIATION,
                                  as Administrator

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  MARKET STREET FUNDING CORPORATION,
                                  as a Conduit Purchaser and a Related Committed Purchaser

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________


                                      S-2

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                                  LIBERTY STREET FUNDING CORP., as a
                                  Conduit Purchaser and a Related Committed
                                  Purchaser

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________


                                      S-3

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                                  PNC BANK, NATIONAL ASSOCIATION,
                                  as Market Street Purchaser Agent

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                      S-4

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                                  THE BANK OF NOVA SCOTIA,
                                  as Liberty Street Purchaser Agent

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________


                                      S-5